Exhibit 23.1

EideBailly

___________________

CPAs & BUSINESS ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2015, relating to the consolidated financial statements of Security National Financial Corporation which appears in their Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Eide Bailly LLP

Salt Lake City, Utah
October 20, 2015